                                                                   EXHIBIT 10.25

                              TAX SHARING AGREEMENT

         TAX SHARING AGREEMENT (the "Agreement") entered into as of March 26,
2004, by and among REVLON, INC., a Delaware corporation ("Parent"), REVLON
CONSUMER PRODUCTS CORPORATION, a Delaware corporation ("Operating Co."), and the
Subsidiaries (as hereinafter defined) of Operating Co. that are signatories hereto (including the entities that become parties hereto pursuant to Paragraph
20 hereof). Operating Co. and its Subsidiaries are hereinafter sometimes referred to as the "Operating Group." Parent and its subsidiaries are hereinafter sometimes referred to as the "Parent Group."

         WHEREAS Parent, Operating Co. and its Subsidiaries desire, to the extent permitted by the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (the "Treasury Regulations"), to be included in the filing of consolidated Federal income tax returns on behalf of the Parent Group;

         WHEREAS Parent, Operating Co. and its Subsidiaries desire to allocate and settle among themselves the consolidated Federal income tax liability of the
Parent Group;

         WHEREAS Parent, Operating Co. and its Subsidiaries desire, to the extent permitted by applicable state or local law, to participate in combined state or local income tax returns (which shall be deemed for all purposes of this Agreement to include any consolidated state or local tax return) and to allocate and settle among themselves the state or local income tax liability shown on such combined returns; and

         WHEREAS Operating Co. and its Subsidiaries desire to be indemnified by
Parent with respect to certain tax liabilities, and Parent is willing to so indemnify Operating Co. and each of its Subsidiaries.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall be defined as follows:

         a. "Taxable Period" shall mean any taxable year or portion thereof beginning on or after March 26, 2004, with respect to which Parent files a consolidated Federal income tax return that includes Operating Co. or (in the case of any combined state or local return) any such taxable year with respect to which Parent files a combined state or local income tax return that includes
Operating Co. or any of its Subsidiaries.

         b. "Operating Group's Federal Taxable Income" for a Taxable Period
shall mean the consolidated Federal taxable income (including, for all purposes of this Agreement, alternative minimum taxable income) for such Taxable Period that the Operating Group would have reported if it had not been included in the
Parent's consolidated Federal income tax return filed with respect to such
Taxable Period but

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instead Operating Co. had filed its own consolidated return with all of its
Subsidiaries for such Taxable Period; provided, however, that in computing such taxable income, the Operating Group shall not take into account any amounts paid or payable by Parent to Operating Co. or any of its Subsidiaries generally under
Paragraphs 2, 7 or 9 hereof. In computing such taxable income, the Operating
Group shall be entitled to take into account deductions and credits attributable to the carryover or carryback of any deductions, losses or credits of Operating
Co. or any of its Subsidiaries only after taking into account any limitations on the use of such deductions, losses and credits imposed pursuant to Sections 170,
172, 382, 383, 384, 904 or 1212 of the Code or by Treasury Regulations Sections
1.1502-15, 1.1502-20, 1.1502-21 or 1.1502-22.

         c. "Operating Group's Federal Tax" for a Taxable Period shall mean the consolidated Federal income tax liability (or, if applicable, the consolidated
Federal alternative minimum tax liability) for such Taxable Period that the
Operating Group would have incurred if it had not been included in the Parent's consolidated Federal income tax return filed with respect to such Taxable Period but instead Operating Co. had filed its own consolidated return with all of its
Subsidiaries for such Taxable Period. In computing such tax liability for any
Taxable Period, the Operating Group shall not take into account any amounts paid or payable by Parent to Operating Co. or any of its Subsidiaries under
Paragraphs 2, 7 or 9 hereof. In computing such tax liability, the Operating
Group shall be entitled to take into account deductions and credits attributable to the carryover or carryback of any deductions, losses or credits of Operating
Co. or any of its Subsidiaries only after taking into account any limitations on the use of such deductions, losses and credits imposed pursuant to Sections 170,
172, 382, 383, 384, 904 or 1212 of the Code or by Treasury Regulations Sections
1.1502-15, 1.1502-20, 1.1502-21 or 1.1502-22. If the computation of the
Operating Group's Federal Tax does not result in a positive number, the
Operating Group's Federal Tax shall be deemed to be zero.

         d. "Operating Group's State and Local Taxable Income" shall mean the state and local taxable income, computed in a manner consistent with the computation of the Operating Group's Federal Taxable Income, that Operating Co.
or any of its Subsidiaries would have reported with respect to each state or local taxing jurisdiction for any Taxable Period for which Operating Co. or any such Subsidiary of Operating Co. participates with Parent in the filing of a combined state or local income tax return with such jurisdiction if Operating
Co. or any such Subsidiary of Operating Co. had filed with each such jurisdiction either a separate return (in a case where only one member of the
Operating Group joins in the filing of such combined return) or a combined return including only those members of the Operating Group actually joining in such combined return (in a case where more than one member of the Operating
Group joins in the filing of such combined return).

         e. "Operating Group's State and Local Tax" shall mean the aggregate state and local income tax, computed in a manner consistent with the computation of the Operating Group's Federal Tax, as defined above, that Operating Co.
and/or any of its Subsidiaries would have incurred with respect to each relevant state and local taxing

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jurisdiction for any Taxable Period for which Operating Co. or any such
Subsidiary participates with Parent in the filing of a combined state or local income tax return with such jurisdiction if Operating Co. or any such Subsidiary of Operating Co. had filed with such jurisdiction either a separate return (in a case where only one member of the Operating Group joins in the filing of such combined return) or a combined return (in a case where more than one member of the Operating Group joins in the filing of such combined return).

         f. "Estimated Tax Payments" shall mean for a Taxable Period the aggregate payments for such Taxable Period provided in Paragraph 3 hereof.

         g. "Final Determination" shall mean a closing agreement with the
Internal Revenue Service or the relevant state or local taxing authorities, a claim for refund which had been allowed, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state or local tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

         h. "Subsidiary" as to any entity (the parent corporation) shall mean a corporation that would be an includible corporation in an affiliated group of corporations of which the parent corporation would be the common parent, all within the meaning attributable such terms in Section 1504 of the Code and the
Treasury Regulations thereunder.

2.   Payments between Parent and Operating Co.

         a. For each Taxable Period, Operating Co. shall pay to Parent an amount equal to the excess, if any, of the Operating Group's Federal Tax for such
Taxable Period over the aggregate amount of the Operating Group's Estimated Tax
Payments actually made to Parent with respect to Federal income taxes for such
Taxable Period. If the aggregate amount of the Operating Group's Estimated Tax
Payments actually made to Parent with respect to Federal income taxes for such
Taxable Period exceeds the Operating Group's Federal Tax for such Taxable
Period, Parent shall pay to Operating Co. an amount equal to such excess. For purposes of this Paragraph 2(a), if the Operating Group's Federal Tax for such
Taxable Period exceeds the consolidated Federal income tax liability (including interest and penalties, if any) of the Parent Group for such Taxable Period, the
Operating Group's Federal Tax for such Taxable Period will be deemed to be equal to the consolidated Federal income tax liability of the Parent Group for such period; provided, however, for any subsequent Taxable Period, the Operating
Group's Federal Tax for such Taxable Period shall be deemed to include any amount not previously paid as a result of this sentence.

         b. For each Taxable Period with respect to which Operating Co. or any of its Subsidiaries participates in the filing of any combined state or local income tax return with Parent, Operating Co. shall pay to Parent an amount equal to the excess, if any, of the Operating Group's State and Local Tax for such
Taxable Period over the aggregate

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amount of the Operating Group's Estimated Tax Payments actually made to Parent with respect to such state or local income tax for such period. If the aggregate amount of the Operating Group's Estimated Tax Payments actually made to Parent with respect to state and local income taxes for such period exceeds the
Operating Group's State and Local Tax for such Taxable Period, Parent shall pay to Operating Co. an amount equal to such excess. For purposes of this Paragraph
2(b), if the Operating Group's State and Local Tax for such Taxable Period exceeds the state and local income tax liability (including interest and penalties, if any) of the Parent Group for such Taxable Period, the Operating
Group's State and Local Tax for such Taxable Period will be deemed to be equal to the state and local income tax liability of the Parent Group for such period;
provided, however, for any subsequent Taxable Period, the Operating Group's
State and Local Tax for such Taxable Period shall be deemed to include any amount not previously paid as a result of this sentence.

3.   Estimated Tax Payments.

         a. For each Taxable Period, Operating Co. shall pay to Parent, no later than the thirteenth day of each of the fourth, sixth, ninth and twelfth months of such Taxable Period, the amount of estimated Federal income taxes that the
Operating Group would have been required to pay on or before the fifteenth day of each such month if Operating Co. were filing its own consolidated tax return with all of its Subsidiaries for such Taxable Period. Nothing in this section shall require Operating Co. to pay to Parent any amounts in excess of the amount of the estimated Federal income taxes that Parent is required to pay on or before the fifteenth day of each such month; provided, however, for any subsequent estimated tax payment during a tax year, the amount that Operating
Co. shall pay to Parent pursuant to the first sentence of this section shall include any amount not previously paid during the Taxable Period as a result of this sentence. Such estimated Federal income tax liability shall be determined consistent with the calculation of the Operating Group's Federal Tax and shall reflect estimated taxable income projected for three, six, nine and twelve months, respectively.

         b. For each Taxable Period with respect to which one or more members of the Operating Group participates in the filing of a combined state or local income tax return with Parent, Operating Co. shall pay to Parent, no later than the fifth day prior to the date an estimated state or local payment is due, the amount of estimated taxes that Operating Co. or any such Subsidiary of Operating
Co. would have been required to pay if Operating Co. or any such Subsidiary of
Operating Co. had filed for such period either a separate return (in the case where only one member of the Operating Group joins in the filing of such combined return) or a combined return (in a case where more than one member of the Operating Group joins in the filing of such combined return). Nothing in this section shall require Operating Co. to pay to Parent any amounts in excess of the amount of the estimated taxes that Parent is required to pay; provided, however, for any subsequent estimated tax payment during a tax year, the amount that Operating Co. shall pay to Parent pursuant to the first sentence of this section shall include any amount not previously paid during the Taxable Period as a result of this sentence. Such estimated

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state or local income tax liability shall be determined consistent with the calculation of the Operating Group's State and Local Tax.

4. Time and Form of Payment between Operating Co. and Parent. Payments between
Operating Co. and Parent pursuant to Paragraph 2 hereof shall be made no later than the second day prior to the due date of the Parent Group's consolidated
Federal income tax return or any relevant combined state or local income tax return for the Taxable Period for which such a payment is due; such due date shall include any extensions if Parent has extended the due date for any such return.

5. Time and Form of Payment between Subsidiaries and Operating Co. Each of the
Subsidiaries of Operating Co. agrees to pay to Operating Co. an amount equal to its liability for Federal, state and local income taxes (including estimated taxes), if any; such liability will be determined as if such Subsidiary had not been included in the consolidated (or combined) income tax return for the Parent
Group with respect to such Taxable Period, but had instead filed its own separate return for such Taxable Period but otherwise calculated in accordance with the principles of Paragraphs 1(c), 1(e), 3(a) and 3(b) hereof, no later than one business day prior to the date upon which the terms of this Agreement require Operating Co. to pay Parent or, if the terms of this Agreement do not require Operating Co. to pay Parent, not later than one business day prior to the due date of the Parent Group's consolidated Federal income tax return or any relevant combined state or local income tax return (or the relevant due date for the payment of Estimated Taxes), as the case may be, for such Taxable Period.
Operating Co. agrees to pay to each of its Subsidiaries its share of any payment that Operating Co. receives from Parent pursuant to this Agreement; in each case, each such share to be determined as if such Subsidiary had not been included in the consolidated (or combined) income tax return for the Parent
Group with respect to such Taxable Period but had instead filed its own separate return for such Taxable Period in accordance with the principles of Paragraphs
1(c), 1(e), 3(a) and 3(b) hereof, as promptly as practicable following the receipt of any such payment and the determination of such share.

6. Restricted Payments. Notwithstanding any other provision of this Agreement, in no event shall Operating Co. or any Subsidiary make any payment to Parent pursuant to this Agreement to the extent that and for so long as such payment is prohibited under or is inconsistent with the terms of the Third Amended and
Restated Credit Agreement, as amended, and any credit agreement resulting from the refinancing of such Agreement (any such agreement and refinancing agreement shall be referred to as the "Credit Agreement") or any indenture relating to other indebtedness of the Operating Company.

7. Adjustments.

         a. Redeterminations of Tax Liability. In the event of any
redetermination of the consolidated Federal income tax liability of the Parent
Group for any Taxable Period (or of the combined state or local income tax liability for any Taxable Period for which a combined return is filed) as the result of an audit by the Internal Revenue Service (or the relevant state or local taxing authorities), a claim for refund or otherwise, the Operating

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Group's Federal Tax (or the Operating Group's State or Local Tax) shall be recomputed for such Taxable Period and any prior and subsequent Taxable Periods to take into account such redetermination, and payment due pursuant to Paragraph
2 hereof shall be appropriately adjusted. Any payment between Operating Co. and
Parent required by such adjustment shall be paid within seven (7) days after the date of a Final Determination with respect to such redetermination or as soon as such adjustment can practicably be calculated, if later, together with interest for the period at the rate provided for in the relevant statute.

         b. Refund of Tax Sharing Payment. In the event that the calculation of the Operating Group's Federal Taxable Income (or the Operating Group's State and
Local Taxable Income) for any Taxable Period results in a loss, such loss may be carried back and deducted in calculating the Operating Group's Federal Tax (or the Operating Group's State and Local Tax) only for prior Taxable Periods in the same manner as it would have been carried back and deducted had it constituted a net operating loss deduction under Section 172 of the Code or a net capital loss deduction under Section 1212 of the Code (or in the case of state and local tax, under applicable state or local provisions), as such provisions would have been applied to a consolidated (or combined) return filed with respect to Operating
Group (or one or more members thereof), but after taking into account any limitation on the use of such loss imposed pursuant to Section 382, 383 or 384 of the Code or Treasury Regulation Sections 1.1502-15, 1.1502-20, 1.1502-21 or
1.1502-22 (or with respect to state and local tax, applicable state or local provisions). In such case the Operating Group's Federal Tax (or the Operating
Group's State and Local Tax) shall be recomputed for the Taxable Period or
Periods to which such loss is carried and for any subsequent Taxable Periods to take into account the deductions of such loss, and payments made pursuant to
Paragraph 2 hereof shall be appropriately adjusted. In the case of any carryback of a loss pursuant to this Paragraph 6(b), any payment between Parent and
Operating Co. required by such adjustment shall be paid within seven (7) days after the date of filing the consolidated Federal income tax return of the
Parent Group (or the relevant combined state or local tax return) for the year in which such loss arises. Excess credits for any Taxable Period shall be carried back and otherwise treated in a manner consistent with the provisions of this Paragraph 6(b).

8. Interest on Unpaid Amounts. In the event that any party fails to pay any amount owed pursuant to this Agreement within ten days after the date when due, interest shall accrue on any unpaid amount at the "designated rate" from the due date until such amounts are fully paid; provided, however, nothing in this section shall require Operating Co. to pay to Parent any amounts in excess of the amount of interest that Parent is required to pay. For purposes of this
Agreement, the "designated rate" shall mean the "underpayment rate" as defined in Section 6621(a)(2) of the Code.

9. Indemnification. Parent shall indemnify Operating Co. on an after-tax basis
(taking into account, when realized, any tax detriment or tax benefit to
Operating Co. (or any of its Subsidiaries) of (x) a payment hereunder or (y) the liability to the Internal Revenue Service or state, local or foreign taxing authority giving rise to such a payment), with respect to and in the amount of:
(i) any liability for Federal income tax incurred by

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Operating Co. or any of its Subsidiaries for any Taxable Period with respect to which Operating Co. or any such Subsidiary is included in a consolidated Federal income tax return filed on behalf of Parent; (ii) any liability for state or local income tax incurred by Operating Co. or of its Subsidiaries with respect to any jurisdiction for any Taxable Period with respect to which Operating Co.
or any such Subsidiary participates in the filing of a combined return with
Parent; (iii) any liability for Federal, state or local income tax incurred by
Operating Co. or any of its Subsidiaries, to the extent attributable to Parent and for which Operating Co. or any such Subsidiary is liable as a result of being included in a consolidated Federal income tax return of the Parent Group or as a result of participating in the filing of a combined state or local income tax return with Parent; and (iv) interest, penalties and additions to tax, and cost and expenses in connection with any liabilities described in clauses (i), (ii) and (iii) above. Parent shall pay to Operating Co. amounts due under clauses (i), (ii) and (iii) and clause (iv) (to the extent such amounts are related to amounts under clauses (i), (ii) and (iii)) no later than seven
(7) days after the date of a Final Determination with respect thereto.

10. Filing of Returns, Payment of Tax.

         a. Appointment of Parent as Agent. Operating Co. and each of its
Subsidiaries hereby appoint Parent as their agent, so long as Operating Co. or such Subsidiary, as the case may be, is a member of the Parent Group, for the purpose of filing consolidated Federal income tax returns and for making any election or application or taking any action in connection therewith on behalf of Operating Co. and such Subsidiary consistent with the terms of this
Agreement. Operating Co. and each of its Subsidiaries hereby appoint Parent as their agent, so long as Operating Co. or such Subsidiary, as the case may be, is a member of the Parent Group, for the purpose of filing any combined state or local income tax returns that Parent may elect to file and for making any election or application or taking any action in connection therewith on behalf of Operating Co. and such Subsidiary consistent with the terms of this
Agreement. Operating Co. and each of its Subsidiaries hereby consent to the filing of such returns and to the making of such elections and applications.
Parent agrees that to the extent the filing of any combined state or local return by Parent with Operating Co. or any of its Subsidiaries for any period will reduce the state or local tax liability of Operating Co. or any of its
Subsidiaries, without causing an increase in the state or local tax liability of
Parent in such period, Parent will file or cause to be filed for such taxable period a combined state or local income tax return with Operating Co. and/or its
Subsidiaries; provided, however, that such filing is permitted by applicable state or local law. Except as provided in this Paragraph 10, nothing herein shall be construed as requiring Parent to file combined state or local income tax returns on behalf of any members of the Parent Group (or the Operating
Group) for any taxable period.

         b. Cooperation. The Operating Co. and its Subsidiaries shall cooperate with Parent in the filing, to the extent permitted by law, of a consolidated
Federal income tax return and such combined state or local income tax returns for members of the Operating Group as Parent elects to file or cause to be filed, by maintaining such books and records and providing such information as may be necessary or useful in the filing of such returns

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and executing any documents and taking any actions which Parent may reasonably request in connection therewith. Parent shall provide Operating Co., upon request, with copies of any combined or consolidated returns that include any member of the Operating Group promptly after such returns are filed. Parent and
Operating Co. shall provide one another with such information concerning such returns and the application of payments made under this Agreement as Parent or
Operating Co. may reasonably request of one another.

         c. Payment of Tax. For each Taxable Period, Parent shall timely pay or discharge, or cause to be timely paid or discharged, the consolidated Federal income tax liability of the Parent Group for such Taxable Period and the combined state or local income tax liability shown on any combined return that
Parent elects or is required to file that includes Public Co. or any Subsidiary of Public Co.

11. Resolution of Disputes. Any dispute concerning the calculation or basis of determination of any payment provided for hereunder shall be resolved by the independent certified public accountants for Parent, if such service is permissible under applicable law and New York Stock Exchange listing standards and, if necessary, if the audit committee of Parent has approved such service, or by such other "Big Four" accounting firm as Parent and Operating Co. may select, in either case whose judgment shall be conclusive and binding upon the parties, in the absence of manifest error.

12. Adjudications. In any audit, conference, or other proceeding with the
Internal Revenue Service or the relevant state or local authorities, or in any judicial proceedings concerning the determination of the Federal income tax liabilities of the Parent Group or Operating Co. (or any of the Subsidiaries of
Operating Co.) or the state or local income tax liability of any combined group including Parent or Operating Co. (or any of the Subsidiaries of Operating Co.),
the parties shall be represented by persons selected by Parent. The settlement and terms of settlement of any issues relating to such proceeding shall be in the sole discretion of Parent, absent manifest error, and Operating Co. and each
Subsidiary of Public Co. hereby appoints Parent as its agent for the purpose of proposing and concluding any such settlement.

13. Binding Effect; Successors and Assigns. This Agreement shall be binding upon
Parent, Operating Co. and each of the Subsidiaries of Operating Co. that are signatories hereto and the Subsidiaries of Operating Co. that become parties hereto pursuant to Paragraph 21 hereof. This Agreement shall inure to the benefit of, and be binding upon, any successors or assigns of the parties hereto
(including, without limitation, any Subsidiary of Operating Co. that becomes a party hereto pursuant to Paragraph 21). Parent, Operating Co. and each other party hereto may assign their right to receive payments under this Agreement but may not assign or delegate their obligations hereunder. Without limitation of the foregoing, Operating Co. (and its successors and assigns) may assign all of its respective rights under and interest in this Agreement pursuant to and as may be contemplated by the Credit Agreement as collateral security for the obligations of Operating Co. thereunder (and those of any of its successors and assigns).

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14. Interpretation. This Agreement is intended to calculate and allocate certain
Federal and state and local income tax liabilities of the Parent Group and the
Operating Group, and any situation or circumstance concerning such calculation and allocation that is not specifically contemplated hereby or provided for herein shall be dealt with in a manner consistent with the underlying principles of calculation and allocation in this Agreement.

15. Legal and Accounting Fees. Any fees or expenses for legal, accounting or other professional services rendered in connection with (i) the preparation of a consolidated Federal or combined state or local income tax return for the Parent
Group or members of the Parent Group (to the extent that such services reasonably pertain to the tax liability of members of the Operating Group rather than any other members of the Parent Group) or the Operating Group, (ii) the
application of the provisions of this Agreement or (iii) the conduct of any audit, conference or proceeding of the Internal Revenue Service or relevant state or local authorities or judicial proceedings relevant to any determination required to be made hereunder shall be allocated between Parent and Operating
Co. in a manner resulting in Operating Co. bearing a reasonable approximation of the actual amount of such fees or expenses hereunder reasonably related to, and for the benefit of, Operating Co. and its Subsidiaries, rather than to or for
Parent and Parent bearing a reasonable approximation of the actual amount of such fees or expenses hereunder reasonably related to, and for the benefit of,
Parent.

16. Effect of the Agreement. This Agreement shall determine the liability of
Parent and Operating Co. to each other as to the matters provided for herein, whether or not such determination is effective for purposes of the Code or of state or local revenue laws, or for financial reporting purposes or for any other purposes.

17. Entire Agreement. With respect to any Taxable Period, this Agreement embodies the entire understanding among the parties relating to its subject matter and supersedes all prior agreements and understandings among the parties with respect to such subject matter including, without limitation, the Tax
Sharing Agreement entered into as of June 24, 1992, by and among MAFCO Holdings,
Inc., Revlon Holdings Inc., Revlon, Inc., Revlon Consumer Products Corporation,
and the Subsidiaries of Revlon, Inc., as amended and restated. Any and all prior correspondence, conversations and memoranda are merged herein and shall be without effect hereon. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce either party to enter into this Agreement. This Agreement, including this provision against oral modification, shall not be modified or terminated except by a writing duly signed by each of the parties hereto (but, in the case of each Subsidiary of
Operating Co., only for so long as it remains a Subsidiary of Operating Co.), and no waiver of any provisions of the Agreement shall be effective unless in writing duly signed by an authorized officer of the party sought to be bound.

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18. Code References. Any references to the Code or Treasury Regulations shall be deemed to refer to the relevant provisions of any successor statute or regulation and shall refer to such provisions as in effect from time to time.

19. Notices. Any payment, notice or communication required or permitted to be given under this Agreement shall be in writing (including telecopy communication) and mailed, telecopied or delivered:

              If to Parent:

              Revlon, Inc.
              237 Park Avenue
              New York, NY 10017
              Attention:  Senior Vice President, General Tax Counsel

              If to Operating Co.:

              Revlon Consumer Products Corporation
              237 Park Avenue
              New York, NY 10017
              Attention:  Senior Vice President, General Tax Counsel

or to such other address as a party shall furnish in writing to the other party.
In the case of any waiver, amendment or notice of noncompliance, a copy of such notice or communication shall also be delivered to the Executive Vice President,
General Counsel and Chief Legal Officer. All notices and communications shall be effective when received.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21. New Members. Each of the parties to this Agreement recognizes that from time to time, new Subsidiaries may be added to the Operating Group. Each of the parties agree that any new Subsidiary of Operating Co. shall, without the express written consent of the other parties, become a party to this Agreement for all purposes of this Agreement with respect to taxable periods ending after such Subsidiary was added to the Operating Group. Operating Co. shall cause any new Subsidiary to execute and deliver to Parent an instrument evidencing its agreement to become a party to this Agreement.

22. Nature of Parent's Obligations. Parent acknowledges and agrees that its obligations under this Agreement shall not be affected by any impossibility, illegality, impracticability frustration of purpose, force majeure, act of government, bankruptcy or insolvency of Operating Co. or any other party to this
Agreement, failure or refusal of Operating Co. or any other party to this
Agreement, failure or refusal of Operating Co. or any other party to this
Agreement to perform its obligations hereunder (other than the

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obligations to make payments hereunder to Parent to the extent that such failure was not caused by the act or omission of Parent), dispute, setoff or counterclaim (other than disputes, setoffs and counterclaims relating to
Operating Co.'s payment obligations under this Agreement that were not caused by the act or omission of Parent or that arose because Operating Co. was prevented from performing its payment obligations by any restrictions on any of its contractual obligations), change in the amount, composition or terms of the assets, liabilities or equity of Operating Co. or any other party to this
Agreement, or any other defense or right which Parent has or may have that might have the effect of releasing Parent from such obligations (other that performance of such obligations (other than performance of such obligations and except as provided above).

23. Third-Party Beneficiaries. The parties hereto acknowledge that the Lenders will rely on the provision hereof in continuing to extend credit to Operating
Co. and are intended to be third-party beneficiaries hereof. The parties hereto further acknowledge and agree that the Agent under the Credit Agreement, on behalf of the Lenders, as third-party beneficiaries hereof, shall have the right and power to enforce the provisions hereof, in the name and on behalf of
Operating Co.

24. Termination. This Agreement shall terminate at such time as all obligations and liabilities of the parties hereto have been satisfied. Except as otherwise provided herein, none of the parties hereto shall have any obligations or liabilities under this Agreement with respect to any Taxable Period during which
Operating Co. is not a member of the Parent Group; provided, however, that the indemnification obligations and liabilities of Parent with respect to all periods prior to any such deconsolidation under Paragraph 9 shall continue and shall not terminate. The obligations and liabilities of the parties arising under this Agreement with respect to any Taxable Period during which Operating
Co. is a member of the Parent Group and the indemnification obligations and liabilities of Parent arising under Paragraph 9 shall continue in full force and effect until all such obligations have been met and such liabilities have been paid in full, whether by expiration of time, operation of law, or otherwise. The obligations and liabilities of each party are made for the benefit of, and shall be enforceable by, the other parties and their successors and permitted assigns.

                                                                              11

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective duly authorized officer as of the date first set forth above.

REVLON, INC.
By

/s/ Robert K. Kretzman
--------------------------------------------
Name:    Robert K. Kretzman
Title:   Executive Vice President, General Counsel and Chief Legal Officer

REVLON CONSUMER PRODUCTS CORPORATION
By

/s/ Stanley B. Dessen
--------------------------------------------
Name:    Stanley B. Dessen
Title:   Senior Vice President, General Tax Counsel

ALMAY, INC.
CHARLES REVSON INC.
COSMETICS & MORE INC.
PPI TWO CORPORATION
REVLON CONSUMER CORP.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PRODUCTS CORP.
REVLON REAL ESTATE CORPORATION
RIROS CORPORATION
RIROS GROUP INC.
RIT INC.

For and on behalf of the above-listed companies:

/s/ Stanley B. Dessen
--------------------------------------------
Name:    Stanley B. Dessen
Title:   Vice President

NORTH AMERICA REVSALE INC.
By

/s/ Stacy L. Markowitz
--------------------------------------------
Name:    Stacy L. Markowitz
Title:   Vice President

                                                                              12